UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2006

ARCHSTONE-SMITH OPERATING TRUST

(Exact name of registrant as specified in charter)

Maryland	1- 10272	90-0042860
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		No.)

9200 E. Panorama Circle, Suite 400, Englewood, Colorado	80112

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, including Area Code): (303) 708-5959

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 30, 2006, Archstone-Smith Operating Trust (“ASOT”) filed with the Maryland Department of Assessment and Taxation Articles Supplementary to the Declaration of Trust of ASOT, to re-classify as common shares certain series of preferred units, which were previously redeemed, converted or otherwise re-acquired by ASOT. A copy of the Articles of Supplementary are included as Exhibit 3.1 to this Report on Form 8-K and are incorporated herein by reference..

ITEM 8.01	OTHER EVENTS

On May 30, 2006, Archstone-Smith Trust (“ASN”), the sole trustee of ASOT, filed with the Maryland Department of Assessment and Taxation Articles Supplementary to the Declaration of Trust of ASN to re-classify as common shares certain series of preferred shares, which were previously redeemed, converted or otherwise re-acquired by ASN.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit 3.1

Articles Supplementary to the Declaration of Trust of Archstone-Smith Operating Trust, filed May 30, 2006 with the Maryland Department of Assessments and Taxation (incorporated by reference to Exhibit 4.1 of Archstone-Smith Trust’s Current Report on Form 8-K filed with the SEC on June 1, 2006).

Exhibit 4.1

Articles Supplementary to the Declaration of Trust of Archstone-Smith Trust, filed May 30, 2006 with the Maryland Department of Assessments and Taxation (incorporated by reference to Exhibit 3.1 of Archstone-Smith Trust’s Current Report on Form 8-K filed with the SEC on June 1, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Trust has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

ARCHSTONE-SMITH OPERATING TRUST
	By:	/s/ Thomas S. Reif
Dated: May 30, 2006		Name: Thomas S. Reif
Title: Group Vice President and Assistant General Counsel